Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 27, 2015 with respect to the consolidated financial statements for the year ended December 31, 2014 of RemainCo included in the Current Report of Targa Resources Corp. on Form 8-K/A dated March 10, 2015. We hereby consent to the incorporation by reference of said report in the Registration Statements of Targa Resources Corp. on Form S-8 (No. 333-171082 and No. 333-202503).

/s/ GRANT THORNTON LLP

Tulsa, Oklahoma

March 10, 2015